Exhibit 99.1

News FOR IMMEDIATE release

For More Information, Contact:
William Evans	Ryan Hollenbeck
Executive VP/CFO	VP Corporate Marketing/IR
Witness Systems	Witness Systems
770.754.1915	770.754.1962
bevans@witness.com	rhollenbeck@witness.com

Witness Systems Drives Workforce Optimization
Into the Enterprise With Strategic Acquisitions

–  Acquires Demos Solutions and Exametric, Inc.  –
–  Helps bank branches improve customer service, lower operating costs and increase profitability  –
–  Provides preliminary third quarter financial update  –

ATLANTA (October 2, 2006) – Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, announced that today it has acquired Demos Solutions Consulting Group Ltd. (also known as Demos Solutions) and Exametric, Inc., the two leaders in supplying enterprise productivity and resource planning solutions to the financial services industry.  The acquisitions broaden the revenue opportunity and customer base for Witness Systems, further extending the business value of its workforce optimization (WFO) solutions from contact centers to bank branches and ultimately to other areas in the enterprise.

The aggregate purchase price for both transactions is $29 million in cash plus a potential earn-out of up to $18 million based on the growth of the business over the next few years.  The acquisitions will be financed from Witness Systems’ existing cash resources.  These acquisitions are expected to be accretive (before amortization of intangibles and other acquisition-related costs) and add $13 million to $15 million to the company’s revenue in 2007.

“Today we’re announcing a pair of innovative, market-changing acquisitions that expand our opportunity by extending workforce optimization into the enterprise,” said Dave Gould, CEO of Witness Systems.  “This combination creates immediate scale and momentum, with over $10 million of revenue from a blue chip customer base in the financial services industry.  We’ve been probing this market for a while and believe it will emerge as a real growth driver for us over the next 18–24 months.  By combining the two leaders, we enter this new market with the deepest talent and strongest offering.”

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The two companies will be combined and operate as Witness Enterprise Solutions, a group focusing initially on WFO solutions for retail bank branches and operations.  Gould added, “Approximately 30 percent of our revenue is derived from financial services, and we have been extending our overall reach through our leadership in providing VoIP solutions.  Starting with branch offices allows us to leverage the congruence of WFO and VoIP, and is a natural catalyst for our continued expansion across the broader enterprise.”

Banks Focused on Improving the Customer Experience

According to the Bank Administration Institute (BAI), a leading professional organization focused on enhancing employee and organizational performance, 70 percent of customers view their bank as a commodity service provider, and 30 percent desire a hands-on relationship.  As a result, BAI contends that it’s no longer enough for banks to know what their customers want; they also need to understand the nuances of how their customers feel.  Many branch renewal projects are targeting improving staff skills, such as consultative selling, and broadening branch technology infrastructure.

Further, according to TowerGroup, a global research and consulting firm for the financial services industry, a shift to relationship banking is clearly under way in banks of all asset sizes.  Banking customers are demanding a consistent customer experience across all touch points.  According to Forrester Research, an independent technology and market research company, banking is one of the industries with the most comprehensive multi-channel requirements and sophisticated multi-channel solutions.  Enterprise WFO technology from Witness Systems can now address this challenge both in the contact center and retail branch banks.

Demos Solutions and Exametric have both built industry-leading solutions and an impressive customer base committed to optimizing workforce performance.  The new Witness Enterprise Solutions group will be led by Darryl Demos, the CEO and founder of Demos Solutions.

“The combined organization will help further enable companies to model and monitor business processes to maximize their return on resource investments and the customer experience,” explained Demos.  “Creating accurate forecasts and optimizing staff resources is no longer a ‘nice to have’ in the competitive landscape for customers.  Workforce optimization is the only way to improve margins and drive customer and employee satisfaction, which ultimately creates a more loyal and profitable customer base.”

According to Dr. Ali S. Kiran, Ph.D., founder and CEO of Exametric, this acquisition will further the company’s strategy of expanding to other markets while continuing its strong, managed growth.  “As part of the greater Witness Systems organization, Exametric and Demos Solutions make a powerful alliance through our combined programs that help banks improve and quantify how changes in processes, layout, technology and staffing impact both customer satisfaction levels and overall branch efficiency,” said Dr. Kiran.

With this combination, current Witness Systems customers will be able to extend their technology investment from the contact center to their branch offices and other areas of the enterprise that impact the customer experience.  Similarly, Demos Solutions and Exametric customers will have access to a broader range of WFO solutions, including customer interaction recording, performance management, e-learning and other performance improvement and analytical software, from the established market leader, Witness Systems.

William Evans, CFO of Witness Systems added, “We have an established, proven model in place to ensure the successful integration of products, people and processes following strategic acquisitions, enabling meaningful value creation for our customers and shareholders.  We believe this combination will be accretive to earnings in 2007 and will enhance our future value proposition.”

Financial Update

Also today, the company provided a preliminary estimate of third quarter 2006 revenue in the range of $50 to $51 million, excluding hardware revenue of approximately $1 million.  The company’s cash and short term investments exceeded $160 million at September 30, 2006.

Previously, on August 9, 2006, Witness Systems announced that the company has voluntarily formed a special committee of independent directors to review stock option practices and grants.  Given the status of the review, which is ongoing, the company does not expect to be in a position to announce further financial results for the third quarter until the option review and audit procedures have been completed, appropriate accounting adjustments and restated financial statements have been finalized, and amended Reports on Forms 10-K and 10-Q have been filed.

Conference Call Information

Witness Systems will conduct a conference call on Tuesday, October 3, 2006 beginning at 8:30 a.m. ET to discuss the details of the acquisitions and respond to appropriate questions.  The conference call and replay will be available online at www.witness.com.

About Demos Solutions

Demos Solutions is a leading productivity solution provider for the financial services industry.  Demos Solutions applies the Art and Science of Workforce Optimization (SM) to improve the productivity of leading financial services companies through its combination of hands-on consulting and workforce management technologies.  Demos Solutions is the workforce optimization partner to four of the five largest banks in Canada, and 33 percent of the top 100 North American bank branches use Demos Solutions’ StaffSmart Enterprise® resource planning and scheduling tool.

About Exametric

Exametric Inc. is a leading software solutions company specializing in workforce management and optimization.  The Exametric Workforce Management Suite provides precision forecasting, automated scheduling, time and attendance, and strategic planning solutions.  The solution helps companies predict service and transaction levels in order to manage labor scheduling, improve customer satisfaction and increase revenue.  Exametric’s products are in use at more than 12,000 locations worldwide.

About Witness Systems

Witness Systems (NASDAQ: WITS) is the worldwide leader in software and services that help businesses capture customer intelligence and optimize their workforce performance.  The company’s Impact 360™ solution features quality monitoring, compliance and IP recording, workforce management, performance management and e-learning.  Primarily deployed in contact centers – as well as the remote, branch and back offices of global organizations – the workforce optimization solution captures, analyzes and enables users to share and act on cross-functional information across the enterprise.  With Impact 360, organizations can improve interactions and the underlying back-office processes that enhance the customer experience and build customer loyalty.  For more information, visit us at www.witness.com.

Cautionary Note Regarding Forward-looking Statements: Information in this release that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include the company’s ability to compete successfully in the future; fluctuations and changes in customer demand and preferences; the timing of orders; the company’s ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company’s markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency exchange rates; the ability of the company to complete and integrate successfully the Demos Solutions and Exametric acquisitions and any other acquisitions or investments it may make; strategy and execution risks relating to these and other acquisitions and investments; the risk of management distraction and other consequences that might result from the review of certain option grants and option granting practices described in the Current Report on Form 8-K filed by the Company on August 11, 2006 and related developments,  as well as other risks identified under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission.

Witness, Impact 360, Improve Everything and the Witness logo are the trademarks (registered or otherwise) of Witness Systems, Inc. protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.

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